Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

China TransInfo Technology Corp.
Beijing, China

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333 -153153 and No. 333 -162689) and Form S-8 (No. 333-159777) of China TransInfo Technology Corp. of our report dated March 29, 2011, relating to the consolidated financial statements appearing in this Form 10-K.

/s/ BDO China Li Xin Da Hua CPA Co., Ltd.

BDO China Li Xin Da Hua CPA Co., Ltd.
Shenzhen, P.R.C
March 29, 2011